Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 21, 2022, in the Registration Statement (Form S-1) and related Prospectus of PishPosh, Inc. dated May 13, 2022.

/s/ Morison Cogen LLP

Blue Bell, Pennsylvania

May 13, 2022